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                                                                   EXHIBIT 99.1


                 IN THE CIRCUIT COURT OF BLOUNT COUNTY, ALABAMA


M. LEWIS BENSON, ET AL.,            )
                                    )
         PLAINTIFFS                 )
                                    )
V.                                  )       CASE NUMBER: CV-00-268
                                    )
KENNON R. PATTERSON, SR., ET AL.,   )
                                    )
         DEFENDANTS.                )
                                    )

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JOHN M. PACKARD, JR., ET AL.,       )
                                    )
         PLAINTIFFS                 )
                                    )
V.                                  )       CASE NUMBER: CV-03-319
                                    )
SHEFFIELD ELECTRICAL                )
CONTRACTORS, INC., ET AL.,          )
                                    )
         DEFENDANTS                 )

                                     ORDER

         On November 11, 2003, certain parties to the above-referenced litigation filed with this Court a Stipulation and Agreement of Pro Tanto Settlement. On Thursday, December 18, 2003, commencing at 10:30 a.m., the Court heard extensive argument from both the proponents of the Settlement, and shareholders who objected to the proposed Settlement. In considering the fairness and propriety of the proposed Settlement the Court has given due consideration to:

         (1)      the extensive arguments of counsel presented on December
                  18th;

         (2) the terms of the proposed Agreement filed on November 11, 2003;

         (3)      the Objections filed by shareholders; and

         (4) the Standards and Authorities for Approval of Proposed Settlement filed by Community Bank and Community Bancshares, Inc.


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         After consideration of the above, the Court finds that the proposed
Settlement is not in the best interest of the shareholders or of Community Bank and Community Bancshares, Inc. and is not, when taken as a whole, fair, adequate and reasonable.

         Accordingly, this Court ORDERS, ADJUDGES AND DECREES that approval of the Pro Tanto Settlement proposed on August 11, 2003 is hereby DENIED.

         DONE this 6th day of January, 2004.


                                        /s/ Robert E. Austin
                                        ---------------------------------------
                                        ROBERT E. AUSTIN
                                        CIRCUIT JUDGE